SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Banco Bilbao Vizcaya Argentaria, S.A.

BBVA U.S. Senior, S.A. Unipersonal

(Exact name of registrant as specified in its charter)

Kingdom of Spain	None
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Paseo de la Castellana, 81

28046 Madrid

Spain

(Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to to be registered

3.250% Fixed Rate Senior Notes due 2014 of BBVA U.S. Senior, S.A. Unipersonal	New York Stock Exchange

Floating Rate Senior Notes due 2014 of BBVA U.S. Senior, S.A. Unipersonal	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. :  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-167820.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are (i) the 3.250% Fixed Rate Senior Notes due 2014 and (ii) the Floating Rate Senior Notes due 2014 of BBVA U.S. Senior, S.A. Unipersonal (together, the “Notes”) and the Guarantee by Banco Bilbao Vizcaya Argentaria, S.A. related to the Notes (the “Guarantee”). The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 the prospectus supplement dated May 11, 2011 (the “Prospectus Supplement”) to a prospectus dated June 28, 2010 (the “Prospectus”) relating to the securities to be registered hereunder.

For a description of the Notes and the Guarantee to be registered hereunder, reference is made to the information contained in the sections captioned “Description of the Notes and the Notes Guarantees” on pages 21 through 42 of the Prospectus, “Spanish Tax Considerations” on pages 42 through 51 of the Prospectus, “U.S. Tax Considerations—BBVA U.S. Senior Notes or BBVA Subordinated Capital Subordinated Notes” on pages 54 through 58 of the Prospectus, “Prospectus Supplement Summary—The Offering Summary” on pages S-6 through S-10 of the Prospectus Supplement, “Certain Terms of the Notes and the Notes Guarantees” on pages S-18 through S-24 of the Prospectus Supplement, “Spanish Tax Considerations” on pages S-25 through S-27 of the Prospectus Supplement, and “Acupay System LLC Certification Procedures” and Annexes A, B and C thereto on pages S-34 to S-E-III-2 of the Prospectus Supplement, which information is hereby incorporated by reference herein.

Item 2.	Exhibits

Exhibit	Description of Exhibit

4.1	Senior Indenture dated as of June 28, 2010 among BBVA U.S. Senior, S.A. Unipersonal, as Issuer, Banco Bilbao Vizcaya Argentaria, S.A. as Guarantor, and The Bank of New York Mellon, as Trustee, including the form of Senior Guarantee and form of Regulations of the Syndicate of Senior Note Holders (the “Indenture”) (incorporated herein by reference to Exhibit 4.6 to the Registrant’s registration statement on Form F-3 filed with the Commission on June 28, 2010).

4.2	Officer’s Certificate of BBVA U.S. Senior, S.A. Unipersonal pursuant to Section 3.01 of the Indenture setting forth the terms of the 3.250% Fixed Rate Senior Notes due 2014.

4.3	Officer’s Certificate of BBVA U.S. Senior, S.A. Unipersonal pursuant to Section 3.01 of the Indenture setting forth the terms of the Floating Rate Senior Notes due 2014.

4.4	Form of Security Certificate relating to the 3.250% Fixed Rate Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.1 of the Registrant’s report on Form 6-K filed with the Commission on May 19, 2011).

4.5	Form of Security Certificate relating to the Floating Rate Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.2 of the

Registrant’s report on Form 6-K filed with the Commission on May 19, 2011).

4.6	Form of Guarantee by Banco Bilbao Vizcaya Argentaria, S.A. (included in Exhibits 4.4 and 4.5).

99.1	Prospectus dated June 28, 2010 and related Prospectus Supplement dated May 11, 2011 (incorporated herein to the extent provided above by reference to the Registrant’s filing under Rule 424(b) filed with the Commission on May 13, 2011)

99.2	Tax Certification Agency Agreement dated May 18, 2011 and Letter of Appointment dated May 18, 2011 (incorporated herein by reference to Exhibit 99.1 of the Registrant’s report on Form 6-K filed with the Commission on May 19, 2011).

SIGNATURES

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

Date: June 2, 2011	By:	/s/ Pedro M. Urresti
Name: Pedro M. Urresti Title: Deputy CFO

BBVA U.S. SENIOR, S.A. UNIPERSONAL

Date: June 2, 2011	By:	/s/ Juan Isusi
Name: Juan Isusi Title: Director